Exhibit 10.1

TERMINATION OF ADMINISTRATIVE SERVICES AGREEMENT

       This Termination of Administrative Services Agreement (the “Termination Agreement”) is entered on February 10, 2010 by and between iVoice, Inc., a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 (“iVoice”), and B Green Innovations, Inc., f/k/a iVoice Technology, Inc., a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 (the “Company”).

WHEREAS, B Green Innovations, Inc. (“B Green”) was previously a wholly owned subsidiary of the Company when it was named iVoice Technology, Inc. (“iVoice Technology”), prior to B Green merging into iVoice Technology and iVoice Technology changing its name to B Green Innovations, Inc.; and

WHEREAS, on March 1, 2007, B Green and iVoice entered into an Administrative Services Agreement (the “B Green Agreement”) and on May 5, 2008 B Green issued a Convertible Promissory Note (the “Note”) payable to iVoice for any and all monies owed and unpaid by B Green to iVoice pursuant to the B Green Agreement; and

WHEREAS, on August 1, 2004, as amended, iVoice and the Company, f/k/a iVoice Technology, Inc. entered into an Administrative Services Agreement; and

WHEREAS, the Company and iVoice have mutually decided to terminate the B Green Agreement dated March 1, 2007 and to extinguish the monies owed by the Company to iVoice pursuant to the B Green Agreement dated March 1, 2007 as the Company and iVoice have determined that the B Green Agreement previously entered into provided and charged for services that were redundant to the charges and services provided pursuant to the Administrative Services Agreement between iVoice and the Company dated August 1, 2004, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Effective November 17, 2009, the Company and iVoice hereby mutually agree to terminate and extinguish any all obligations between the parties pursuant to the following agreements:
a.	The Administrative Services Agreement dated March 1, 2007 by and between B Green Innovations, Inc. and iVoice, Inc.
b.	The Convertible Promissory Note dated May 5, 2008 issued by B Green Innovations, Inc. payable to iVoice, Inc.
c.	The Security Agreement dated May 5, 2008 by and between B Green Innovations, Inc. and iVoice, Inc.

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be duly executed as of the day and year first above written.

IVOICE, INC.

By:           /s/
Jerome Mahoney
President

B GREEN INNOVATIONS, INC.

By:          /s/
Jerome Mahoney
President